STATE STREET BANK AND TRUST COMPANY
                             CUSTODIAN FEE SCHEDULE
                        NEUBERGER AND BERMAN FUND COMPLEX

EQUITY MANAGERS TRUST:
 .     NEUBERGER AND BERMAN FOCUS PORTFOLIO
 .     NEUBERGER AND BERMAN GENESIS PORTFOLIO
 .     NEUBERGER AND BERMAN GUARDIAN PORTFOLIO
 .     NEUBERGER AND BERMAN MANHATTAN PORTFOLIO
 .     NEUBERGER AND BERMAN PARTNERS PORTFOLIO
 .     NEUBERGER AND BERMAN SOCIALLY RESPONSIVE PORTFOLIO

INCOME MANAGERS TRUST:
 .     NEUBERGER AND BERMAN CASH RESERVES PORTFOLIO NEUBERGER AND BERMAN
 .     GOVERNMENT MONEY PORTFOLIO NEUBERGER AND BERMAN LIMITED MATURITY BOND
 .     PORTFOLIO NEUBERGER AND BERMAN MUNICIPAL MONEY PORTFOLIO NEUBERGER AND
 .     BERMAN MUNICIPAL SECURITIES PORTFOLIO NEUBERGER AND BERMAN NEW YORK
 .     INSURED INTERMEDIATE PORTFOLIO NEUBERGER AND BERMAN ULTRA SHORT BOND

ADVISERS MANAGERS TRUST:
 .     AMT BALANCED INVESTMENTS
 .     AMT GOVERNMENT INCOME INVESTMENTS
 .     AMT GROWTH INVESTMENTS
 .     AMT INTERNATIONAL INVESTMENTS
 .     AMT LIMITED MATURITY BOND INVESTMENTS
 .     AMT LIQUID ASSET INVESTMENTS
 .     AMT PARTNERS INVESTMENTS

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I.       ADMINISTRATION
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         CUSTODY, PORTFOLIO AND FUND ACCOUNTING SERVICE: Maintain custody of fund assets. Settle portfolio purchase and sales. Report buy and sell fails. Determine and collect portfolio income. Make cash disbursements and report cash transactions. Maintain investment ledgers, provide selected portfolio transactions, position and income reports. Maintain general ledger and capital stock accounts. Prepare daily trial balance. Calculate net asset value daily. Provide selected general ledger reports. Securities yield or market value quotations will be provided to State Street by sources authorized by the funds.

         The administration fee shown below is an annual charge, billed and payable monthly, based on average monthly net assets.

                            ANNUAL FEES PER PORTFOLIO
                            -------------------------
                                                      Custody, Portfolio
            Fund Net Assets                          and Fund Accounting
            ---------------                          -------------------
           $0 -  $20 million                                .075%
          $20 - $100 million                                .037%
         $100 - $200 million                                .028%
         $200 - $500 million                                .014%
         Over   $500 million                                .013%




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Neuberger & Berman Fund Complex
Custodian Fee Schedule
Page: 2

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II.      GLOBAL CUSTODY
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         These fees are divided into two categories: Transaction Charges and
         Holdings Charges which are calculated based on the following country groups:

          A.   COUNTRY GROUPING


                 GROUP A      GROUP B      GROUP C        GROUP D        GROUP E         GROUP F
                ----------- ------------ ------------- --------------- ------------- ---------------
                USA         Austria      Australia     Denmark         Indonesia     Argentina

                            Canada       Belgium       Finland         Malaysia      Bangladesh

                            Euroclear    Hong Kong     France          Philippines   Brazil

                            Germany      Netherlands   Ireland         Portugal      Chile

                            Japan        New Zealand   Italy           So. Korea     China

                                         Singapore     Luxembourg      Spain         Columbia

                                         Switzerland   Mexico          Sri Lanka     Czech Republic

                                                       Norway          Sweden        Cyprus

                                                       Thailand        Taiwan        Greece

                                                       U.K.                          Hungary

                                                                                     India

                                                                                     Israel

                                                                                     Morocco

                                                                                     Pakistan

                                                                                     Peru

                                                                                     Poland

                                                                                     So. Africa

                                                                                     Turkey

                                                                                     Uruguay

                                                                                     Venezuela


         B.    TRANSACTIONS CHARGES

                        GROUP A             GROUP B       GROUP C       GROUP D     GROUP E       GROUP F
                ------------------------- ------------ -------------- ------------ ----------- --------------
                State Street Bank             $25           $50           $60         $70          $150
                Repos or Euros - $7.00

                DTC or Fed Book
                Entry - $12.00

                All Other - $25.00


         C.        HOLDINGS CHARGES

                      GROUP A           GROUP B       GROUP C      GROUP D      GROUP E         GROUP F
                --------------------- ------------ -------------- ----------- ------------- -----------------
                1.5                       5.0           6.0          10.0         25.0             40.0



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Neuberger & Berman Fund Complex
Custodian Fee Schedule
Page: 3



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III.     PORTFOLIO TRADES - FOR EACH LINE ITEM PROCESSED
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

         State Street Bank Repos                                                                    $  7.00
         DTC of Fed Book Entry                                                                       $12.00
         New York Physical Settlements                                                               $25.00
         Maturity Collection (NY Physical Items Only)                                               $  8.00
         All Other Trades                                                                            $16.00

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IV.      OPTIONS
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         Option charge for each option written or closing contract,
         per issue, per broker                                                                       $25.00
         Option expiration charge, per issue, per broker                                             $15.00
         Option exercised charge, per issue, per broker                                              $15.00

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V.       LENDING OF SECURITIES
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         Deliver loaned securities versus cash collateral                                            $20.00
         Deliver loaned securities versus securities collateral                                      $30.00
         Receive/deliver additional cash collateral                                                 $  6.00
         Substitutions of securities collateral                                                      $30.00
         Deliver cash collateral versus receipt of loaned securities                                 $15.00
         Deliver securities collateral versus receipt of loaned securities                           $25.00
         Loan administration - mark-to-market per day, per loan                                     $  3.00

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VI.      INTEREST RATE FUTURES
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         Transactions - no security movement                                                        $  8.00

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VII.     PRICING SERVICE
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         Monthly Quote Charge (based on average number of positions in                              $  6.00
         portfolio)

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VIII.    HOLDINGS CHARGE
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         For each issue maintained - monthly charge                                                 $  5.00

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IX.      PRINCIPAL REDUCTION PAYMENTS
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         Per Paydown                                                                                 $10.00



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Neuberger & Berman Fund Complex
Custodian Fee Schedule
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X.       DIVIDEND/INTEREST COLLECTION CHARGES
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         For items held at the request of traders over record date in                                $50.00
         street form


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XI.      SPOKE CONFIGURATION
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         Annual fee of $10,000 per each series in each Spoke Entity

         Spoke Entities:
         ---------------
         Neuberger and Berman Equity Funds (except N & B International Fund) Neuberger and Berman Equity Trust Neuberger and Berman Income Funds Neuberger and Berman Income Trust Neuberger and Berman Advisers Management Trust Neuberger and Berman Equity Assets

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XII.     SPECIAL SERVICES
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         Fees for activities of a non-recurring nature such as fund consolidations or reorganizations, extraordinary security shipments and the preparation of special reports will be subject to negotiation. Yield calculation and other special items will be negotiated separately.


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XIII.    OUT-OF-POCKET EXPENSES
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         A billing for the recovery of applicable out-of-pocket expenses will be made as of the end of each month. Out-of-pocket expenses include, but are not limited to the following:

         .         Wire charges relative to custodian functions ($5.25 per wire in and $5.00 out)
         .         Postage and Insurance
         .         Courier Service
         .         Duplicating
         .         Legal fees in jointly agreed upon situations
         .         Supplies related to fund records
         .         Rush transfer -- $8.00 each
         .         Transfer fees
         .         Sub-custodian charges
         .         Price Waterhouse audit letter
         .         Federal Reserve fee for return check items over $2,500-$4.25
         .         GNMA Transfer - $15 each


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XIV.     PAYMENT AND EARNINGS CREDIT
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         The above fees will be charged against the fund's custodian checking account five (5) days after the invoice is mailed to the fund's offices, contingent on fund approval.

         An earnings credit of 75% of the 90 Day T-Bill rate will be applied for fund balances.



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Neuberger & Berman Fund Complex
Custodian Fee Schedule
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NEUBERGER & BERMAN FUND COMPLEX                STATE STREET BANK AND TRUST CO.

By:     /s/ Michael J. Weiner                  By:     /s/  K. Griffin
        ------------------------------------           -------------------------
Title:  Vice President Income Managers Trust   Title:  Vice President

By:            7-31-96                         Date:   July 31, 1996
        -----------------------------------            -------------------------